SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                      _______________________

                             FORM 8-K


                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report:  September 25, 1997


                          ShoLodge, Inc.
      (Exact name of registrant as specified in its charter)


                             Tennessee
                  (State or other jurisdiction of
                  incorporation or organization)

            0-19840                          62-1015641
   (Commission File Number)        (I.R.S. Employer Identification
                                               Number)

                       130 Maple Drive North
                        Hendersonville, TN
             (Address of principal executive offices)

                               37075
                            (Zip Code)

                           615-264-8000
                  (Registrant's telephone number)

ITEM 5 - OTHER EVENTS.

          On September 25, 1997 the Company closed its public offering of $35,000,000 of 9.55% Senior Subordinated Notes, due 2007, Series B (the "Notes'). The net proceeds from the sale of the Notes will be used to reduce certain indebtedness of the Company under its revolving credit facility incurred (i) to fund development and renovation of lodging facilities and (ii) for general corporate purposes.

  ITEM  7  -  FINANCIAL  STATEMENTS,  PRO  FORMA FINANCIAL INFORMATION  AND
EXHIBITS.

          The following exhibits are being filed herewith:

          1. Underwriting Agreement dated September 22, 1997 between the Company and J. C. Bradford & Co., L.L.C. and Dain Bosworth Incorporated as representatives of the several underwriters, relating to the Company's offering of $35,000,000 of 9.55% Senior Subordinated Notes, due 2007, Series B.

          2. Second Supplemental Indenture dated as of September 25, 1997 relating to 9.55% Senior Subordinated Notes due 2007, Series B, supplemental to Indenture dated November 15, 1996, including form of notes.

                            Signatures


          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SHOLODGE, INC.

Date: September 29, 1997           By : /s/ Bob Marlowe
                                        Bob Marlowe
                                        Chief Accounting Officer,
                                        Secretary and Treasurer